UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2010

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Westheimer

Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Named Executive Officer.

Sonny Lyles, who has served as Executive Vice President and Chief Risk Officer and as a Director of Sterling Bank, retired from all positions effective December 31, 2009. J. Downey Bridgwater, the President and Chief Executive Officer of Sterling Bancshares, Inc., (the “Company”) will assume the role of Chief Risk Officer in addition to his other duties.

On January 1, 2010, the Company and Sonny Lyles executed a Separation and Release Agreement (“Separation Agreement”) in connection with Mr. Lyles’ departure from the Company. The Separation Agreement acknowledges Mr. Lyles’ retirement from his positions at the end of the business day on December 31, 2009, and provides, among other things, that he will be released from certain provisions contained in his Severance and Non-Competition Agreement dated May 2, 2005, will be entitled to continue to receive certain benefits such as health insurance coverage as provided under COBRA, payment for accrued, unused vacation time, retain his lap top computer, exercise any vested stock options within the time period stated in the plan documents and leave his vested balance in his Schwab 401(k) account. The Separation Agreement also contains restrictive covenants prohibiting Mr. Lyle’s solicitation of employees, vendors, customers and suppliers, disparagement of the Company and its employees and disclosure of confidential information, among other prohibitions. The Separation Agreement also contains a general release by Mr. Lyles in favor of the Company.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the actual agreement, a copy of which is attached as Exhibits 10.1 and is incorporated by reference herein.

Forward-Looking Statements

Statements contained in this current report on Form 8-K that are not historical fact are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may be characterized as management’s intentions, hopes, beliefs, expectations or predictions of the future. It is important to note that such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. Factors that could cause future results to vary materially from current expectations include, but are not limited to, changes in interest rates, economic conditions, deposit and loan growth, real estate values, loan loss provisions, competition, customer retention, changes in accounting principles, policies or guidelines and legislative and regulatory changes.

Item 9.01 Financial Statements And Exhibits

(c) Exhibits:

Exhibit Number	Description

10.1	Voluntary Separation and Release Agreement by and between Sterling Bancshares, Inc. and Sonny Lyles, dated effective as of January 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: January 4, 2010	By:	/S/ JAMES W. GOOLSBY, JR.
James W. Goolsby, Jr.
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Voluntary Separation and Release Agreement by and between Sterling Bancshares, Inc. and Sonny Lyles, dated effective as of January 1, 2010